                                               Supplement to the Application
                                               O The Prudential Insurance Company of America
                                               O Pruco Life Insurance Company
                                                     A subsidiary of The Prudential Insurance Company of America

                                               No. ________________________________________

         A Supplement to the Application for a variable contract in which _______________________ ___________________________is named as the proposed Insured.

         I BELIEVE THIS CONTRACT MEETS MY INSURANCE NEEDS AND                           FINANCIAL OBJECTIVES.  I ACKNOWLEDGE RECEIPT OF A
         CURRENT                       PROSPECTUS FOR THE CONTRACT.  I UNDERSTAND THAT THE                        CONTRACT'S VALUE AND DEATH
         BENEFIT MAY VARY DEPENDING                             ON THE  CONTRACT'S INVESTMENT EXPERIENCE. YES O  NO O

         An illustration of values is available upon request.

         Date     Signature of Applicant

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  ORD 86218-90
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